Exhibit 99.1

News Release

Orthofix Realigns Spine Leadership to Strengthen Focus and Execution

Company Reports Preliminary First Quarter 2026 Net Sales and Reaffirms 2026 Outlook

LEWISVILLE, Texas — April 9, 2026 — Orthofix Medical Inc. (NASDAQ:OFIX), a leading global medical technology company, today announced a strategic realignment of its Spine leadership team designed to accelerate profitable growth and sharpen execution across its commercial and innovation priorities. The Company also reported preliminary, unaudited net sales results for the first quarter ended March 31, 2026.

Spine Leadership Realignment

To accelerate decision-making, sharpen leadership accountability, and further advance commercialization of the 7D™ navigation platform, Orthofix has streamlined its Spine organization by eliminating the role of President, Global Spine Solutions. As a result, key Spine leaders will now report directly to Orthofix Chief Executive Officer, Massimo Calafiore.

•
Shaeffer Bannigan, Senior Vice President Global Spinal Solutions, has assumed an expanded role as Leader, Spinal Solutions, with responsibility for overall Spine strategy, commercial operations, and portfolio innovation.
•
Mark Sienkiewicz, Vice President U.S. Sales, will continue to lead spinal implant commercial execution, with priority focus on distributor expansion and onboarding.
•
John Winge, Vice President Spine Commercial Strategy, will drive commercial strategies to accelerate adoption and growth of the 7D FLASH™ Navigation System.

In addition, Patrick Fisher, head of Limb Reconstruction, recently assumed leadership of the Company’s Biologics business. This expanded scope is intended to strengthen commercial focus in Biologics while leveraging operational and customer-facing synergies across complementary portfolio segments.

“These updates further clarify leadership alignment and ownership across our Spine portfolio while strengthening coordination across our commercial, strategic, and enabling technology teams,” said Massimo Calafiore, President and Chief Executive Officer. “By simplifying our structure and placing decision-making closer to execution, we believe we are better positioned to move faster, scale high-value opportunities, and deliver sustainable, profitable growth for our shareholders.”

Preliminary First Quarter 2026 Net Sales Results and 2026 Guidance

Orthofix today reported preliminary, unaudited first quarter 2026 net sales of approximately $196.7 million, including sales from M6 artificial cervical and lumbar discs, and non-GAAP pro forma net sales of approximately $196.4 million, excluding sales from M6 discs, representing an increase of 0.4% on a reported basis and 3% on a non-GAAP pro forma constant currency basis compared to Q1 2025.

The company also reaffirmed its full-year 2026 guidance as follows:

•
Net sales expected to range between $850 million to $860 million. The Company’s expected net sales represent implied year-over-year pro forma constant currency growth of approximately 5.5% at the midpoint of the range. This guidance range is based on current foreign currency exchange rates and does not take into account any additional potential exchange rate changes that may occur this year.
•
Non-GAAP adjusted EBITDA expected to be $95 million to $98 million. This represents 70 basis points of non-GAAP adjusted EBITDA margin expansion at the midpoint of the range compared to 2025.
•
Free cash flow expected to be positive for full-year 2026, excluding the impact of any potential legal settlements.

Mr. Calafiore added, “Precise execution, faster decision-making and innovation is the focus for Orthofix in 2026. Our teams executed well to start the year, and we are proving our ability to create shareholder value. Our preliminary first quarter net sales reflect meaningful progress through recent distributor transitions as we gear up for new product launches later this year. With a clearer strategic focus, stronger leadership alignment, and an increased emphasis on high-value growth initiatives, we believe we are well positioned to scale our commercial engine, accelerate innovation, and deliver long-term value for our shareholders.”

Preliminary First Quarter 2026 Net Sales Results

The following table provides preliminary net sales:

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in millions)	2026	2025	Change	Constant Currency Change
Pro forma net sales*	196.4	189.2	3.8%	2.7%
Impact from discontinuation of M6 product lines	0.3	4.4	(94.2%)	(94.5%)
Reported net sales	$196.7	$193.6	1.6%	0.4%

* Pro forma net sales exclude the impact from discontinuation of the M6 product lines. Since pro forma net sales represent a non-GAAP measure, see the reconciliation above of the Company’s pro forma net sales to its reported figures under U.S. GAAP. The Company’s reported figures under U.S. GAAP represent each of the pro forma line items discussed above plus the impact from discontinuation of the M6 product lines.

These preliminary, unaudited net sales results for the first quarter ended March 31, 2026 are based on current expectations and are subject to quarter-end closing adjustments; actual results may differ.

Upcoming Investor Event and First Quarter Earnings Call

•
25th Annual Needham Virtual Healthcare Conference: Orthofix is scheduled to participate in 1x1 meetings at the Needham Virtual Healthcare Conference on Tuesday, April 14, 2026. To register, please reach out to your Needham sales representative or email Conferences@needhamco.com.
•
Orthofix First Quarter 2026 Conference Call: Orthofix will release full financial results for the first quarter of 2026 on Tuesday, May 5, 2026, before market open and will host a conference call and webcast at 8:30 am Eastern Time the same day. Interested parties may access the conference call by dialing (888) 596-4144 in the U.S., and (646) 968-2525 in all other locations, and referencing the conference ID 7578740. A webcast of the conference call and related materials will be available at ir.Orthofix.com.

Internet Posting of Information

Orthofix regularly shares important updates in the “Investors” section of its website at www.orthofix.com. The Company encourages investors and potential investors to consult the Orthofix website regularly for important information about Orthofix.

About Orthofix

Orthofix is a global medical technology company headquartered in Lewisville, Texas. By providing medical technologies that heal musculoskeletal pathologies, Orthofix delivers exceptional experiences and life-changing solutions to patients around the world. Orthofix offers a comprehensive portfolio of spinal hardware, bone growth therapies, limb reconstruction solutions, biologics and enabling technologies, including the 7D FLASH™ Navigation System. Learn more at Orthofix.com or follow us on LinkedIn.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, intentions, plans, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” “positioned,” “deliver,” or “continue” or other comparable terminology. Forward-looking statements in this communication include the Company’s expectations regarding preliminary net sales for the first quarter March 31, 2026. Forward-looking statements are not guarantees of our future performance, are based on our current expectations and assumptions regarding our business, the economy and other future conditions, and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025. Factors that could cause future results to differ from those expressed by forward-looking statements include, but are not limited to, (i) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities, (ii) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iii) development and acceptance of new products or product enhancements, (iv) clinical and statistical verification of the benefits achieved via the use of our products, (v) our ability to adequately manage inventory, (vi) our ability to successfully optimize our commercial channels, (vii) our success in defending legal proceedings brought against us, and (viii) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. The Company undertakes no obligation to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise, except as required by law.

The Company is unable to provide expectations of GAAP net income (loss), the closest comparable GAAP measures to adjusted EBITDA (which is a non-GAAP measure), on a forward-looking basis because the Company is unable to predict, without unreasonable efforts, the ultimate outcome of matters (including acquisition-related expenses, accounting fair value adjustments, and other such items) that will determine the quantitative amount of the items excluded in calculating adjusted EBITDA, which items are further described in the reconciliation tables and related descriptions below. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

Company Contact

Investors and Media
Julie Dewey, IRC Chief Investor Relations & Communications Officer
JulieDewey@Orthofix.com +1 209.613.6945

Source

Orthofix Medical Inc.

###